                                                     EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FOURTH QUARTER AND YEAR 2010 RESULTS

FOURTH QUARTER 2010 RESULTS

•	Funds from Operations of $19.2 Million or $.71 Per Share Compared to $.75 Per Share for the Same Quarter Last Year
•	Net Income Attributable to Common Stockholders of $4.9 Million or $.18 Per Share
•	Same Property Net Operating Income Decline of 2.0%; 1.5% Decrease Without Straight-Line Rent Adjustments
•	90.8% Leased, 89.8% Occupied
•	Customer Retention Rate of 74% for the Quarter
•	Paid 124th Consecutive Quarterly Cash Dividend – $.52 Per Share
•	Closed on a $74 Million, 10-Year Non-Recourse Mortgage Loan at 4.39% Fixed Interest Rate
•	Interest and Fixed Charge Coverages of 3.2x

YEAR 2010 RESULTS

•	Funds from Operations of $76.6 Million or $2.86 Per Share Compared to $3.14 Per Share for 2009
•	Net Income Attributable to Common Stockholders of $18.3 Million or $.68 Per Share
•	Same Property Net Operating Income Decline of 4.2%; 5.6% Decrease Without Straight-Line Rent Adjustments
•	Customer Retention Rate of 66% for the Year
•	$33 Million Invested in Development and Acquisitions
•	Two Development Projects With Estimated Costs to Complete of $4 Million as of December 31, 2010
•	Paid Annual Cash Dividends of $2.08 Per Share
•	Interest and Fixed Charge Coverages of 3.2x
•	Bank Line Capacity of $131 Million as of December 31, 2010

JACKSON, MISSISSIPPI, February 15, 2011 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months and year ended December 31, 2010.

Commenting on EastGroup’s performance, David H. Hoster II, President and CEO, stated, “We are pleased to report that during the fourth quarter, we increased occupancy 150 basis points to 89.8% and our percentage leased to 90.8%.  This represents the third consecutive quarter of improved levels for both categories.  Occupancy is projected to decrease very slightly in the first quarter of 2011, but we expect it to again increase in each subsequent quarter through the balance of the year.

“Although the change in same property operating results continued to be negative for the quarter, the decreases improved to 2% and 1.5% with and without straight-line rent adjustments, respectively.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

In 2011, same property results are projected to be positive after the elimination of termination fees for both periods and flat with them.

“We do not include any new development in our 2011 guidance but will be disappointed if we are not able to start two or three buildings by the end of the year.  We do expect to experience increased acquisition opportunities this year and currently have a number of purchase offers outstanding.”

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2010, funds from operations (FFO) was $.71 per share compared to $.75 per share for the same period of 2009, a decrease of 5.3%.  The decrease was mainly due to a decrease in same property operations in 2010 as compared to 2009 and increased general and administrative expense resulting primarily from decreased capitalization of internal development costs in 2010.  Property net operating income (PNOI) increased 0.4%, or $107,000, primarily due to an increase in PNOI of $494,000 from 2009 and 2010 acquisitions and an increase of $198,000 from newly developed properties, offset by a decrease in PNOI of $600,000 from same property operations.  Termination fee income of $37,000 and bad debt expense of $202,000 were included in PNOI in the fourth quarter of 2010 compared to $208,000 and $473,000, respectively, in the same quarter last year.

Same property net operating income decreased 2.0% for the quarter and 1.5% without straight-line rent adjustments.  Rental rates on new and renewal leases (5.6% of total square footage) decreased an average of 15.7% for the quarter; rental rates decreased 22.1% without straight-line rent adjustments.

For the year ended December 31, 2010, FFO was $2.86 per share compared to $3.14 per share for the same period last year, a decrease of 8.9%.  The decrease was mainly attributable to a decrease in same property operations; increased interest expense, which primarily resulted from decreased interest capitalization in 2010; and increased general and administrative expense, resulting primarily from a decrease in capitalized development costs in 2010.  PNOI decreased 0.1%, or $154,000, mainly due to a decrease in PNOI of $5,008,000 from same property operations, offset by an increase in PNOI of $2,472,000 from newly developed properties and an increase of $2,407,000 from 2009 and 2010 acquisitions.  Termination fee income of $2,853,000 and bad debt expense of $1,035,000 were included in PNOI in 2010 compared to $963,000 and $2,101,000, respectively, in 2009.

For the year, same property net operating income decreased 4.2%; 5.6% without straight-line rent adjustments.  Rental rates on new and renewal leases (25.2% of total square footage) decreased an average of 12.3% for the year; rental rates decreased 16.8% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.18 for the three months ended December 31, 2010, compared to $.22 for the same period of 2009.  Diluted EPS was $.68 for the year ended December 31, 2010 compared to $1.04 for the same period last year.  The decrease in diluted EPS for both periods was mainly attributable to a decrease in same property operations, increased depreciation and amortization expense, and increased general and administrative expense, which primarily resulted from decreased development cost capitalization in 2010.  For the year, the decrease in diluted EPS was also due to increased interest expense, which primarily resulted from a decrease in interest capitalization during 2010.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

PROPERTY ACQUISITIONS

During the first two quarters of 2010, EastGroup acquired three business distribution complexes with a total of six buildings for $23.6 million.  Ocean View Corporate Center, a three-building complex containing 274,000 square feet, is located in San Diego, California.  Commerce Park 2 and 3 contain 193,000 square feet and are in Charlotte, North Carolina.  East University Distribution Center III, a 32,000 square foot building, is in Phoenix, Arizona.  EastGroup did not have any acquisitions in the third or fourth quarters of 2010.

DEVELOPMENT

At December 31, 2010, EastGroup’s development program consisted of two projects, a 20,000 square foot, pre-leased expansion project at Arion 8 in San Antonio and a 44,000 square foot service center at World Houston 31, which was started in December.  The Arion 8 expansion is accommodating an existing customer and has a projected total cost of $1.9 million, of which $500,000 remained to be spent as of December 31, 2010.  World Houston 31, which is currently 28% pre-leased, has a projected total cost of $4.6 million, of which $3.5 million remained to be spent at year-end.

During 2010, EastGroup transferred five development properties to the real estate portfolio as detailed below:
Real Estate Properties Transferred from Development in 2010	Size	Date Transferred	Cost	Percent Leased at 2/14/11
	(Square feet)		(In thousands)

Beltway Crossing VII, Houston, TX	95,000	02/01/10	$6,359	100%
Country Club III & IV, Tucson, AZ	138,000	02/01/10	11,929	64%
Oak Creek IX, Tampa, FL	85,000	02/01/10	5,346	27%
Blue Heron III, West Palm Beach, FL	20,000	04/01/10	2,852	75%
World Houston 30, Houston, TX	88,000	07/01/10	6,427	69%
Total Developments Transferred	426,000		$32,913

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the fourth quarter of 2010, which was the Company’s 124th consecutive quarterly cash distribution.  This was the Company’s 18th consecutive year of increasing or maintaining the cash distributions paid to its shareholders.  The Company’s dividend payout ratio to funds from operations was 73% for the year.  The annualized dividend rate of $2.08 per share yielded 4.8% on the closing stock price of $43.69 on February 14, 2011.

FINANCIAL STRENGTH AND FLEXIBILITY

During the fourth quarter, EastGroup continued to achieve strong debt ratios.  Debt-to-total market capitalization was 39.2% at December 31, 2010.  For the fourth quarter, EastGroup had interest and fixed charge coverage ratios of 3.2x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.55.  For the year, the Company had interest and fixed charge coverage ratios of 3.2x and a debt to EBITDA ratio of 6.53.  Total debt at December 31, 2010 was $735.7 million comprised of $644.4 million of fixed rate mortgage debt and $91.3 million of floating rate bank debt.

In December, EastGroup closed on a $74 million, non-recourse first mortgage loan with a fixed interest rate of 4.39%, a 10-year term and a 20-year amortization schedule.  The loan is secured by properties containing 1.3 million square feet.  The Company used the proceeds of this mortgage loan to pay down $4 million of other mortgage debt and to reduce variable rate bank borrowings.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EastGroup did not have any debt maturities in 2010; however, on October 1, 2010, the Company repaid its $8,770,000 mortgage loan on the Tower Automotive Center that had an interest rate of 6.03% and was due January 15, 2011.

As of December 31, 2010, EastGroup had two mortgage loans maturing in 2011.  On January 31, 2011, EastGroup repaid its $36.2 million mortgage with an interest rate of 7.25% that was due in May 2011.  The Company now has one mortgage loan with an interest rate of 7.92% that will mature in May 2011 with a balloon payment of $22.8 million.

The Company has revolving credit facilities of $200 million and $25 million, of which $91.3 million was outstanding as of December 31, 2010.  The Company had borrowing capacity of $131 million remaining on the lines of credit at year-end.  These credit facilities mature in January 2012, and the $200 million line of credit has an option for a one-year extension on the same terms and conditions at the Company’s request.

On January 19, 2011, Fitch Ratings affirmed EastGroup’s Issuer Default Rating of BBB with a stable outlook.  Fitch also affirmed the BBB rating of EastGroup’s unsecured revolving credit facility.

OUTLOOK FOR 2011

FFO per share for 2011 is estimated to be in the range of $2.82 to $3.00.  Diluted EPS for 2011 is estimated to be in the range of $.67 to $.85.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q1 2011	Y/E 2011	Q1 2011	Y/E 2011
	(In thousands, except per share data)
Net income attributable to common stockholders	$3,927	18,154	5,003	22,996
Depreciation and amortization	14,300	57,600	14,300	57,600
Funds from operations attributable to common stockholders	$18,227	75,754	19,303	80,596

Diluted shares	26,901	26,904	26,901	26,904

Per share data (diluted):
Net income attributable to common stockholders	$0.15	0.67	0.19	0.85
Funds from operations attributable to common stockholders	$0.68	2.82	0.72	3.00

The following assumptions were used:

•	Average occupancy of 89.5% to 93.1% for the year.
•	Same property NOI change for the year of -1.5% to 2.5%; 1.0% to 5.0% increase without termination fees.
•	Operating property acquisitions of $25 million on July 1, 2011.
•	No dispositions during the year.
•	No development construction starts during the year.
•	Termination fees, net of bad debt, of zero for the year.
•	Floating rate bank debt at an average rate of 1.35% for the year.
•	New fixed rate debt:
o	$70 million in May 2011 at 5.0%
o	$50 million in December 2011 at 5.5%

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company’s current operations on Wednesday, February 16, 2011, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-862-9098 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Wednesday, February 16, 2011.  The telephone replay will be available until Wednesday, February 23, 2011, and can be accessed by dialing 1-800-756-8809.  Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Wednesday, February 23, 2011.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available upon request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, development and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California.  The Company’s goal is to maximize stockholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio currently includes 28.1 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

REVENUES
Income from real estate operations	$41,925	42,755	173,002	172,273
Other income	16	20	124	81
	41,941	42,775	173,126	172,354
EXPENSES
Expenses from real estate operations	11,397	12,334	51,142	50,259
Depreciation and amortization	14,279	14,055	58,350	53,953
General and administrative	2,657	2,098	10,332	9,071
	28,333	28,487	119,824	113,283

OPERATING INCOME	13,608	14,288	53,302	59,071

OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated investment	84	75	335	320
Gain on sales of non-operating real estate	9	8	37	31
Other expense	(84)	-	(84)	-
Interest income	84	73	336	302
Interest expense	(8,656)	(8,665)	(35,171)	(32,520)
INCOME FROM CONTINUING OPERATIONS	5,045	5,779	18,755	27,204

DISCONTINUED OPERATIONS
Loss from real estate operations	-	(25)	-	(139)
Gain on sales of real estate investments	-	29	-	29
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	4	-	(110)

NET INCOME	5,045	5,783	18,755	27,094
Net income attributable to noncontrolling interest in joint ventures	(123)	(105)	(430)	(435)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,922	5,678	18,325	26,659

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.18	0.22	0.68	1.04
Income (loss) from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.18	0.22	0.68	1.04

Weighted average shares outstanding	26,769	26,208	26,752	25,590

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.18	0.22	0.68	1.04
Income (loss) from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.18	0.22	0.68	1.04

Weighted average shares outstanding	26,864	26,327	26,824	25,690

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$4,922	5,674	18,325	26,769
Income (loss) from discontinued operations	-	4	-	(110)
Net income attributable to common stockholders	$4,922	5,678	18,325	26,659

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

NET INCOME	$5,045	5,783	18,755	27,094
Equity in earnings of unconsolidated investment	(84)	(75)	(335)	(320)
Interest income	(84)	(73)	(336)	(302)
Other income	(16)	(20)	(124)	(81)
Gain on sales of non-operating real estate	(9)	(8)	(37)	(31)
(Income) loss from discontinued operations	-	(4)	-	110
Depreciation and amortization from continuing operations	14,279	14,055	58,350	53,953
Interest expense (1)	8,656	8,665	35,171	32,520
General and administrative expense (2)	2,657	2,098	10,332	9,071
Other expense	84	-	84	-
PROPERTY NET OPERATING INCOME (PNOI)	$30,528	30,421	121,860	122,014

COMPONENTS OF PNOI:
PNOI from Same Properties	$29,652	30,252	114,779	119,787
PNOI from 2009 and 2010 Acquisitions	494	-	3,000	593
PNOI from 2009 and 2010 Development Properties	363	165	4,069	1,597
Other PNOI	19	4	12	37
TOTAL PNOI	$30,528	30,421	121,860	122,014

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,922	5,678	18,325	26,659
Depreciation and amortization from continuing operations	14,279	14,055	58,350	53,953
Depreciation and amortization from discontinued operations	-	8	-	51
Depreciation from unconsolidated investment	33	33	132	132
Noncontrolling interest depreciation and amortization	(53)	(53)	(210)	(206)
Gain on sale of depreciable real estate investments	-	(29)	-	(29)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$19,181	19,692	76,597	80,560

NET INCOME	$5,045	5,783	18,755	27,094
Interest expense (1)	8,656	8,665	35,171	32,520
Interest expense from unconsolidated investment	80	82	322	331
Gain on sales of non-operating real estate	(9)	(8)	(37)	(31)
(Income) loss from discontinued operations (before depreciation and amortization)	-	(12)	-	59
Depreciation and amortization from continuing operations	14,279	14,055	58,350	53,953
Depreciation and amortization from discontinued operations	-	8	-	51
Depreciation from unconsolidated investment	33	33	132	132
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$28,084	28,606	112,693	114,109

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.18	0.22	0.68	1.04
Income (loss) from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.18	0.22	0.68	1.04

Funds from operations attributable to common stockholders	$0.71	0.75	2.86	3.14

Weighted average shares outstanding for EPS and FFO purposes	26,864	26,327	26,824	25,690

(1) Net of capitalized interest of $908 and $1,142 for the three months ended December 31, 2010 and 2009, respectively; and $3,613 and $5,856 for the twelve months ended December 31, 2010 and 2009, respectively.

(2) Net of capitalized development costs of $35 and $430 for the three months ended December 31, 2010 and 2009, respectively; and $302 and $1,439 for the twelve months ended December 31, 2010 and 2009, respectively.